SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 14, 2004

INSMED INCORPORATED

(Exact name of registrant as specified in its charter)

VIRGINIA (State or other jurisdiction of incorporation)	0-30739 (Commission File Number)	54-1972729 (I.R.S. Employer Identification No.)

4851 Lake Brook Drive, Glen Allen, Virginia 23060

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (804) 565-3000

Item 5.	Other Events and Required FD Disclosure.

On April 14, 2004, Insmed Incorporated (“Insmed” or the “Company”) issued a press release announcing that it has acquired a lease to operate a recombinant protein manufacturing facility formerly operated by Baxter International (NYSE: BAX) in Boulder, Colorado. Insmed intends to use the facility for the commercial manufacture of its Phase III development product, rhIGF-I/rhIGFBP-3, also known as SomatoKine®. The addition of the Boulder manufacturing facility is expected to increase Insmed’s operational expenses approximately $4.5 million for the remainder of the 2004 year. These expenses relate to personnel and raw material costs for fermentation, purification and commercial production of drug product. Insmed has also provided a Letter of Credit to the landlord of the Boulder facility in the amount of $1.6 million for prepayment of the outstanding lease term of four years and a Letter of Credit for $2.0 million to Baxter to cover facility restoration expenses on termination of the lease. A copy of this press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

The following document is being filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference:

Exhibit 99.1    Press release issued by Insmed Incorporated on April 14, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSMED INCORPORATED

Date: April 14, 2004	By:	/s/ Kevin P. Tully

Kevin P. Tully Principal Financial Officer, Treasurer and Controller

EXHIBIT INDEX

Exhibit Number	Exhibit

Exhibit 99.1	Press release issued by Insmed Incorporated on April 14, 2004.